Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement and Prospectus on Amendment No. 3 to Form S-1 of our report dated June 28, 2023, relating to the consolidated financial statements of Aethlon Medical, Inc. which appears in the Company's Annual Report on Form 10-K for the year ended March 31, 2023.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement and Prospectus.

/s/ Baker Tilly US, LLP

San Diego, California

May 13, 2024